Exhibit 99.1
ZAGG INC AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(in thousands, except par value)
(Unaudited)
	2013	2012

ASSETS

Current assets
Cash and cash equivalents	$15,031	$20,177
Accounts receivable, net of allowances of $2,540 in 2013 and $2,974 in 2012	46,591	54,561
Inventories	44,539	39,988
Prepaid expenses and other current assets	2,403	9,547
Deferred income tax assets	7,917	6,912

Total current assets	116,481	131,185

Investment in HzO	-	2,013

Property and equipment, net of accumulated depreciation at $5,778 in 2013 and $3,317 in 2012	5,004	4,862

Goodwill	-	1,484

Intangible assets, net of accumulated amortization at $23,431 in 2013 and $13,790 in 2012	41,219	57,905

Deferred income tax assets	11,377	6,596

Note receivable	801	583

Other assets	588	1,457

Total assets	$175,470	$206,085

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Accounts payable	$15,207	$19,027
Income taxes payable	6,359	3,062
Accrued liabilities	2,608	3,754
Accrued wages and wage related expenses	891	2,554
Deferred revenue	159	722
Current portion of note payable	-	6,000
Sales returns liability	7,872	6,697

Total current liabilities	33,096	41,816

Revolving line of credit	-	22,173

Noncurrent portion of note payable	17,543	18,000

Total liabilities	50,639	81,989

Stockholders' equity
Common stock, $0.001 par value; 100,000 shares authorized;
32,331 and 31,215 shares issued in 2013 and 2012, respectively	32	31
Additional paid-in capital	82,807	77,234
Accumulated other comprehensive income	93	(57)
Note receivable collateralized by stock	(348)	(566)
Treasury stock, 1,756 and 0 common shares in 2013 and 2012 respectively, at cost	(9,997)	-
Retained earnings	52,244	47,454

Total stockholders' equity	124,831	124,096

Total liabilities and stockholders' equity	$175,470	$206,085

ZAGG INC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2013	December 31, 2012	December 31, 2013	December 31, 2012

Net sales	$66,818	$87,482	$219,356	$264,425
Cost of sales	42,332	48,900	132,236	143,880

Gross profit	24,486	38,582	87,120	120,545

Operating expenses:
Advertising and marketing	2,359	4,312	8,952	12,495
Selling, general and administrative	11,342	15,095	46,356	53,330
Impairment of goodwill and intangibles	11,246	11,497	11,246	11,497
Amortization of definite-lived intangibles	2,451	2,418	9,620	9,732

Total operating expenses	27,398	33,322	76,174	87,054

Income (loss) from operations	(2,912)	5,260	10,946	33,491

Other income (expense):
Interest expense	(85)	(2,802)	(575)	(6,321)
Loss from equity method investment in HzO	(177)	(1,385)	(2,013)	(2,866)
Other income and (expense)	264	(170)	127	(406)

Total other income (expense)	2	(4,357)	(2,461)	(9,593)

Income (loss) before provision for income taxes	(2,910)	903	8,485	23,898

Income tax (provision) or benefit	866	(710)	(3,695)	(9,393)

Net income (loss)	(2,044)	193	4,790	14,505

Earnings per share

Basic earnings (loss) per share	$(0.07)	$0.01	$0.16	$0.48

Diluted earnings (loss) per share	$(0.07)	$0.01	$0.15	$0.46

ZAGG INC AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)

Unaudited Supplemental Data

The following information is not a financial measure under generally accepted accounting principals (GAAP). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of our operating performance, liquidity or cash flows generated by operating, investing and financing activities as there may be significant factors or trends that it fails to address. We present this financial information because we believe that it is helpful to some investors as a measure of our operations. We caution investors that non-GAAP financial information, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare our results with our results from other reporting periods and with the results of other companies.

Adjusted EBITDA Reconciliation	Three months ended				Twelve months ended
	December 31, 2013		December 31, 2012		December 31, 2013		December 31, 2012

Net income (loss) in accordance with GAAP	$(2,044)		$193		$4,790		$14,505

Adjustments:

a. Stock based compensation expense	964		1,096		4,126		6,018
b. Impairment of goodwill and intangibles	11,246		11,497		11,246		11,497
c. Depreciation and amortization	3,036		3,059		12,196		11,561
d. Impairment of investment in private company	-		-		591		-
e. Other (income) expense	(2)		4,357		2,461		9,593
f. Provision (benefit) for income taxes	(866)		710		3,695		9,393

Adjusted EBITDA	$12,334		$20,912		$39,105		$62,567

Pro forma Net Income Reconciliation - Three and Twelve Months Ended December 31, 2013	Three months ended				Twelve months ended
	December 31, 2013		December 31, 2012		December 31, 2013		December 31, 2012

Net income (loss) in accordance with GAAP	$(2,044)		$193		$4,790		$14,505

Adjustments:

a. Stock based compensation expense	964		1,096		4,126		6,018
b. Impairment of goodwill and intangibles	11,246		11,497		11,246		11,497
c. Amortization of intangibles	2,478		2,439		9,701		9,801
d. Impairment of investment in private company	-		-		591		-
e. Other expense excluding cash interest expense and loss on equity method investment	(264)		170		(127)		406
f. Non-cash deferred loan costs charge	57		1,509		147		1,509
g. Former CEO departure expense	-		-		-		910
h. Loss on equity method investment	177		1,385		2,013		2,866
i. Income tax effects	(5,539	) *	(6,392	) *	(9,598	) *	(11,529)

Pro forma net income	$7,075		$11,897		$22,889		$35,983

Pro forma diluted EPS	$0.23		$0.37		$0.73		$1.14

Weighted average number of shares outstanding - diluted	31,358		31,735		31,459		31,656

* For comparative purposes, we applied an annualized statutory tax rate of 38.5%

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